Exhibit 99.1

Commitment Letter and Term Sheet, dated November 1, 2004

Beal Bank, S.S.B.

6000 Legacy Drive

4th Floor

Plano, Texas 75024

(469) 467-5000

Trump Hotels & Casino Resorts, Inc.

725 Fifth Avenue

New York, New York 10022

Fax: (212) 688-0397

Re:	Trump Hotels & Casino Resorts, Inc. and Affiliates

Ladies and Gentlemen:

Beal Bank, S.S.B. (“Beal”) is pleased to advise Trump Hotels & Casino Resorts, Inc. and its wholly-owned domestic subsidiaries (collectively, the “Borrower”) that in accordance with your request, Beal hereby commits to lend the Borrower up to One Hundred Million Dollars ($100,000,000.00) in the form of a senior secured revolving debtor-in-possession loan (the “Loan”) subject to the terms and provisions of this letter and the Summary of Terms attached hereto (the “Term Sheet” and together with this letter, the “Commitment Letter”).

As consideration for Beal’s commitment hereunder, you agree to pay to Beal the fees (including, without limitation, the commitment fee (the “Commitment Fee”), referenced in Exhibit “A” to the Term Sheet) set forth in the Term Sheet which are nonrefundable except as set forth therein. You agree to indemnify and hold harmless Beal and its affiliates and their respective officers, directors, employees, advisors, and agents (each, an “indemnified person”) from and against any and all losses, claims, damages and liabilities to which any such indemnified person may become subject, as provided in the Term Sheet. You also agree to reimburse Beal and its affiliates on demand for all reasonable out-of-pocket expenses (including reasonable due diligence expenses, appraisal fees and expenses, travel expenses, and reasonable fees, charges and disbursements of counsel) incurred in connection with this Commitment Letter, the Loan and any related documentation (including the definitive financing documentation) or the administration, amendment, modification or waiver thereof, as provided in the Term Sheet. No indemnified person shall be liable for any damages arising from the use by others of information or other materials obtained through the unauthorized use of electronic, telecommunications or other information transmission systems or for any special, indirect, consequential or punitive damages in connection with the Loan. Beal has no liability or obligation of any kind to pay any broker’s fee, finder’s fee or other fee relating to the Loan which is charged by a broker, finder or third party engaged or allegedly engaged by the Borrower.

This Commitment Letter shall be governed by and construed in accordance with the laws of the State of New York and the applicable laws of the United States of America.

This Commitment Letter, when executed, shall be binding upon and inure to the benefit of only the parties hereto and their respective successors and assigns, provided that you may not assign or transfer any of your rights or obligations hereunder without the prior written consent of Beal, which consent may be granted or withheld as Beal may determine in its sole discretion. Any assignment in violation of the foregoing shall be null and void. All conditions in this Commitment Letter are express conditions and the failure to satisfy any one of the conditions set forth herein shall release Beal from its commitment to extend the Loan hereunder.

The Borrower agrees to work exclusively with Beal in regard to the financing contemplated hereby until the Termination Date, as hereinafter defined.

Any provision of this Commitment Letter held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Commitment Letter and the effect thereof shall be confined to the provisions held to be invalid or unenforceable.

THIS COMMITMENT LETTER, WHEN EXECUTED, SHALL CONSTITUTE THE FINAL ENTIRE AGREEMENT OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SHALL SUPERSEDE AND REPLACE ANY OTHER PREVIOUS COMMITMENTS OR AGREEMENTS RELATING TO THE SUBJECT MATTER HEREOF, WHETHER WRITTEN OR ORAL AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO WRITTEN OR ORAL COMMITMENTS OR OTHER AGREEMENTS BETWEEN BEAL AND THE BORROWER.

This Commitment Letter may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Commitment Letter by facsimile transmission shall be effective as delivery of manually executed counterpart hereof.

The compensation, reimbursement and indemnification provisions contained herein shall remain in full force and effect regardless of whether definitive financing documentation shall be executed and delivered and notwithstanding the termination of this Commitment Letter or Beal’s commitment hereunder.

The offer by Beal of the commitment hereunder shall expire at 4:00 p.m. (Dallas, Texas Time), on November 1, 2004, unless this Commitment Letter is signed by the Borrower and returned to Beal prior to such date and time. Once accepted by the Borrower, the commitment of Beal to make the Loan will expire and be of no further force and effect at 5:00 p.m. (Dallas, Texas time) on November 30, 2004 (the “Termination Date”) if the closing of this Loan does not occur by such date and time. The provisions of this Commitment Letter may be waived prior to the closing of the transactions contemplated hereby only by written agreement signed by the parties hereto.

If you accept the terms and conditions set forth in this Commitment Letter, please execute a copy of this Commitment Letter in the space below and return a copy to us at your earliest convenience and in any event prior to the expiration of our offer set forth above.

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This letter supercedes and replaces in its entirety the Commitment Letter, dated October 26, 2004, which we sent to you but which was not accepted by you.

Very truly yours,

BEAL BANK, S.S.B.

By:	/S/ WILLIAM T. SAURENMANN
William T. Saurenmann, Senior Vice President

ACCEPTED AND AGREED TO as of November 1, 2004 TRUMP HOTELS & CASINO RESORTS, INC.

By:	/S/ SCOTT C. BUTERA
Name:	Scott C. Butera
Title:	President

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CONFIDENTIAL

FOR BEAL BANK USE ONLY

TRUMP HOTELS & CASINO RESORTS, INC. AND SUBSIDIARIES

$100,000,000 SENIOR SECURED, DEBTOR-IN-POSSESSION

REVOLVING CREDIT FACILITY

SUMMARY OF TERMS

Borrowers:	Trump Hotels & Casino Resorts, Inc., Trump Atlantic City Associates (“TAC”), Trump Casino Holdings, LLC (“TCH”) and their wholly-owned domestic subsidiaries, as debtors and debtors-in-possession.

Agent:	Beal Bank, S.S.B. (“Agent” or, in its individual capacity, “Beal”). Beal will be the exclusive Administrative Agent for the Facility and Sole Bookrunner and Sole Lead Arranger.

Lender:	Beal Bank, S.S.B.

Facility:	A $100,000,000 senior secured, revolving loan facility.

Use of Proceeds	To (i) pay fees and expenses associated with the Facility, (ii) fund the ongoing post-petition working capital needs and other general corporate purposes of the Borrowers and (iii) fund the payment of such pre-petition and other out of the ordinary course of business expenses of the Borrowers as may be approved by the Bankruptcy Court, including permitted capital expenditures, priority employee wage claims, and expenses associated with the assumption of executory contracts and unexpired leases.

Term:	The earlier to occur of 1 year after the initial funding date or the effective date of confirmation of a plan of reorganization for Borrowers, unless otherwise terminated in accordance with the terms of the Financing Documents (defined below) (herein, the “Term”).

Interest Rates:	1 year LIBOR + 1.50%, payable quarterly in arrears

Default Rate:	At the election of Agent, after the occurrence of a default and for so long as it continues, the loans under the Facility shall bear interest at rates that are 2% per annum in excess of the rates otherwise payable.

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Fees:	An unused line fee at the applicable rate per annum set forth below shall be payable on the daily unutilized portion of the Facility, as follows:
	Rate	Unutilized Portion
	0.50%	greater than 67%
	0.25%	less than or equal to 67%

Such fee will be payable monthly in arrears on the first day of each month

Borrowers shall pay to the Agent, for its own account, the other fees set forth in the Fee Schedule attached hereto as Exhibit A.

Calculations:	All interest and fees shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

Due Diligence:	None.

Mandatory Prepayments:	Mandatory prepayments of the loans under the Facility will be required in amounts equal to 100% of (i) the insurance or condemnation proceeds received in connection with a casualty event, condemnation or other loss, and (ii) the net cash proceeds of asset sales or other dispositions (subject to customary exceptions and customary reinvestment rights to be agreed upon), in each case in excess of $5,000,000 for any single loss or disposition or $25,000,000 in the aggregate. The application of such mandatory prepayments will be specified in the Financing Documents.

Joint and Several Liability:	The Borrowers’ obligations under the Facility will be joint and several.

Security:	The Facility shall be secured, pursuant to Section 364(d) of the Bankruptcy Code, by perfected liens and security interests with priority over the liens securing the 11.25% TAC notes and the 11-5/8% first priority TCH mortgage notes and the 17-5/8% second priority TCH mortgage notes in all existing and after-acquired assets (whether consisting of real property, personal property or otherwise) of each Borrower, including without limitation, the properties commonly known as Trump Taj Mahal, Trump Plaza, Trump Marina and Trump Indiana, all accounts receivable, inventory, equipment, contracts,

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intellectual property (including trademarks), investment property and general intangibles (excluding causes of action arising under the Bankruptcy Code including Sections 544, 547, 548, 550 and 553), and all products and proceeds of the foregoing (including insurance proceeds), whether now owned or hereafter arising.

The Facility shall also be secured, pursuant to Sections 364(c)(2) and (c)(3) of the Bankruptcy Code, by perfected liens and security interests junior to all other valid, perfected and non-avoidable pre-petition liens in all existing and after-acquired assets (whether consisting of real property, personal property or otherwise) of each Borrower, including without limitation, the properties commonly known as Trump Taj Mahal, Trump Plaza, Trump Marina and Trump Indiana, all accounts receivable, inventory, equipment, contracts, intellectual property (including trademarks), investment property and general intangibles (excluding causes of action arising under the Bankruptcy Code including Sections 544, 547, 548, 550 and 553), and all products and proceeds of the foregoing (including insurance proceeds), whether now owned or hereafter arising.

The Facility shall be accorded administrative priority status under Section 364(c)(1) of the Bankruptcy Code, having a superpriority over any and all administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code.

The foregoing liens and priorities shall be subject to a carve-out (the “Carve-Out”), in an aggregate amount to be determined, following the occurrence and during the continuation of an Event of Default (defined below), for the payment of allowed professional fees and disbursements incurred by the professionals retained, pursuant to Sections 327 or 1103(b) of the Bankruptcy Code, by the Borrowers or the statutory committee appointed in the Borrowers’ chapter 11 case, together with quarterly fees payable pursuant to 28 U.S.C. § 1930(a)(6); provided, however, that (a) the Carveout shall not be reduced by amounts paid with respect to such professional fees and expenses prior to the occurrence of an Event of Default and (b) no portion of the Carveout, or any proceeds of the Facility, may be used in connection with any claims or causes of action asserted against or otherwise adverse to Agent.

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Conditions to Initial Loans:	The funding of the initial loans under the Facility shall be subject to customary conditions included in loan documentation for comparable senior secured, debtor-in-possession financings, and shall include, without limitation, the following:

(i)      Entry of an order of the Bankruptcy Court (the “Interim Order”), after notice given and a hearing conducted in accordance with required procedure, not later than 5 business days after the commencement of the Borrowers’ chapter 11 cases, authorizing and approving the transactions contemplated in the Facility and finding that Agent is extending credit to Borrowers in good faith within the meaning of Section 364(e) of the Bankruptcy Code and otherwise in form and substance acceptable to Agent.

(ii)     Agent shall have received such executed loan and security documentation as Agent shall reasonably require, which documentation shall include, without limitation, conditions, representations, warranties, affirmative covenants (excluding financial covenants), negative covenants, financial reporting requirements (as more specifically described below), events of defaults (as more specifically described below), remedies, indemnities, expense reimbursement and other terms and conditions that are customary for a comparable senior secured, debtor-in-possession financing, and which documentation shall in each case be in satisfactory form and substance to Agent (collectively, the “Financing Documents”). Agent shall have also received such other documents, certificates and waivers as Agent may deem necessary or appropriate (including a cash management system consistent with the terms hereof), in each case in form and substance satisfactory to Agent.

(iii)   All other transactions contemplated to occur in connection with the closing of the Facility shall have been consummated in accordance with applicable law and the documentation relating thereto, which shall be satisfactory to Agent in form and substance.

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(iv) Agent shall have received all fees and other amounts payable on or prior to the closing date for the Facility.

(v)     Agent shall be satisfied that, since June 30, 2004, there has been no material adverse change in any aspect of the business, operations, properties, prospects or condition (financial or otherwise) of Borrowers.

(vi)    All governmental, regulatory and third party approvals necessary in connection with the closing of the Facility and the transactions contemplated to occur in connection therewith shall have been obtained and shall be in full force and effect, and final and non-appealable.

(vii) Agent shall be satisfied with Borrowers’ legal and organizational structure.

(viii) Agent shall have received copies of (or binders for) insurance policies (including without limitation casualty, property, liability and business interruption insurance) that satisfy the insurance requirements included in the Financing Documents, with certificates and endorsements satisfactory to Agent naming Agent as lender loss payee and additional insured.

Conditions to each Loan:	The making of each loan under the Facility shall be conditioned upon satisfaction of requirements customary for senior secured, debtor-in-possession revolving credit facilities. Without limiting the generality of the foregoing, such conditions shall include, without limitation:

(i) Borrowers shall have executed all Financing Documents;

(ii) No Default or Event of Default shall exist under the Facility;

(iii)    All representations and warranties of the Borrowers shall be true and correct in all material respects at the date of each extension of credit (except to the extent that such representations and warranties expressly related to an earlier date, in which case they shall be true and correct in all materials respects as of such earlier date);

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(iv)    The Interim Order shall remain in full force and effect or, if the date of the requested extension of credit is more than 45 days after the entry of the Interim Order, or if the amount of such request together the loans then outstanding under the Facility are $100 million or such lesser amounts as approved by the Bankruptcy Court, then an order of the Bankruptcy Court granting final approval of the Facility and Financing Documents, in form and substance satisfactory to Agent, shall have been entered, shall be in full force and effect and shall not have been stayed, reversed, vacated or otherwise modified (the “Final Order”);

(v)     Receipt by Agent of a borrowing request in form and substance satisfactory to Agent, executed by an executive officer of each Borrower to the effect that (a) the trailing twelve month EBITDA is not less than $150,000,000 in the aggregate for TCH and TAC on a consolidated basis or $125,000,000 for TAC on a standalone basis, measured as of the most recent quarterly test, and (b) no Default or Event of Default is in existence; and

(vi) Payment of all fees, costs, expenses and other amounts then due and payable to Agent.

Financial Covenants:	None (other than EBITDA condition to lend additional funds described above).

Financial Reporting:	To include, without limitation, (i) monthly unaudited financial statements (prepared on a consolidated and consolidating basis in accordance with GAAP or as otherwise agreed), (ii) annual audited financial statements (prepared on a consolidated and consolidating basis in accordance with GAAP and certified, with respect to the consolidated statements, without qualification (other than going concern qualifications), by independent public accountants acceptable to Agent of nationally recognized standing), and (iii) reconciliation of actual operations to the Budget as may be requested by Agent from time to time.

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Events of Default:	Events of default customarily included in the loan documentation for comparable senior secured, debtor-in-possession financings, to include, without limitation: (i) the entry of an order dismissing any Borrower’s chapter 11 case or converting such case to a chapter 7 case, (ii) the entry of an order appointing a Chapter 11 trustee in any Borrower’s chapter 11 case or an examiner with powers beyond those set forth in Sections 1106(a)(3) and (4) of the Bankruptcy Code, (iii) the entry of an order granting any other claim superpriority status or a lien equal or superior to that granted to Agent for the ratable benefit of Lender or the entry of an order granting any Borrower the right to use proceeds of collateral other than in accordance with the terms of the Interim Order, the Final Order and the Financing Documents, (iv) the entry of an order staying, reversing, vacating or otherwise modifying the Facility, the Interim Order or the Final Order without Agent’s prior written consent, (vi) the occurrence of a change of control of any Borrower, (vii) the occurrence of any material adverse change in the financial condition, business, prospects, operations, properties or performance of Borrowers, as determined by Agent in its reasonable judgment, subsequent to the closing date of the Facility (viii) the entry of any order granting any relief from the automatic stay so as to allow a lien creditor to proceed against any asset or assets of any Borrower that have an aggregate value in excess of $25,000,000, (ix) the failure of the Bankruptcy Court to enter the Final Order, within 45 days after the entry of the Interim Order, (xi) the commencement of any cause of action adverse to Agent or Lender or their respective rights and remedies under the Facility, the Financing Documents, the Interim Order or the Final Order, and (xii) the entry of an order confirming a plan of reorganization in the case unless such order provides for the termination of all commitments under the Facility and payment in full in cash of all obligations under the Facility on or before the effective date of such plan of reorganization.

Remedies:	Upon the occurrence of an Event of Default, Agent shall have the rights and remedies customarily included in the loan documentation for comparable senior secured, debtor-in-possession financings, including, without limitation: (i) Agent may exercise all rights and remedies provided to Agent in the Interim Order or Final Order, as applicable; and (ii) Agent shall be entitled to seek relief from the automatic stay on five (5) days’ notice to, among other things, pursue all rights and remedies available under the Financing Documents, the Interim Order, the Final Order or applicable law.

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Choice of Law and Jurisdiction / Certain Waivers:	The Financing Documents will be governed by and construed in accordance with New York law. Also, by its acceptance hereof each Borrower acknowledges and agrees that this Commitment shall be governed by and construed in accordance with New York law without regard to conflicts of law principles. In addition, by its acceptance hereof each Borrower irrevocably waives any and all right to trial by jury in any action or proceeding relating to this Commitment and agrees that any such action or proceeding shall be heard before a court and not before a jury.

Expenses/ Indemnification:	Upon acceptance of this Commitment, Borrowers shall be responsible for (i) all reasonable costs and expenses of Agent (including without limitation the fees, costs and expenses of counsel to, and consultants retained by Agent) in connection with the examination, review, due diligence investigation, documentation, negotiation, closing and syndication of the transactions contemplated by or in connection with the Facility and (ii) without limitation of the preceding clause (i), all reasonable costs and expenses in connection with the creation and perfection of the liens to be provided as security for the Facility, including title investigations, lien searches and the like. In addition, by its acceptance of this Commitment, Borrowers hereby agrees to indemnify, pay and hold harmless Agent and the officers, directors, employees and counsel of Agent (collectively, the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for such Indemnitee) in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitee shall be designated a party thereto, which may be imposed on, incurred by or asserted against such Indemmitee as a result of or in connection with the transactions contemplated by or in connection with the Facility, except that Borrowers shall have no obligation to an Indemnitee with respect to any liability resulting from the gross negligence or willful misconduct of such Indemnitee, as determined by a final order of a court of competent jurisdiction. The Financing Documents will contain comparable expense and

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indemnification provisions and shall also provide for expense reimbursement of Lender for all actions or proceedings arising from or related to an Event of Default under the Facility.

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